UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2005

DUNE ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27897	95-4737507
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3050 Post Oak Blvd., Suite 695, Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 888-0895

(Former name or former address, if changed since last report

Item 2.01 Completion of Acquisition of Assets.

     On November 17, 2005, Dune Energy, Inc. (“we” or the "Company") acquired an undivided interest in certain oil and gas leases covering approximately 320 acres in Denton County, Texas, as well as an undivided interest (ranging between 92% and 100%) in four (4) producing wells thereon, and all of the sellers’ personal property, equipment and contract rights with respect thereto (collectively, the “Springside Properties”). Four (4) additional locations have been identified for drilling on the Springside Properties. The Springside wells have been on production for more than one year and are currently producing at a combined rate of 600 Mcf/d. Management of the Company anticipates that the four locations identified for drilling will produce at a combined initial production rate of 4 MMcf/d. There can be no assurances that management’s expectations will be met.

     We acquired the Springside Properties by virtue of (i) the assignment to us by Voyager Partners, Ltd. (“Voyager”) on October 28, 2005 (the “Voyager Assignment”), of its Asset Purchase Agreement with Gerald Hess d/b/a Jerry Hess Operating Company, dated August 23, 2005 (as amended, the “Hess Agreement”) and (ii) a Purchase and Sale Agreement dated November 17, 2005, between us and certain other third parties owning interests in the Springside Properties (the “Third Party Agreement”). We paid a total of $5,451,362 for the Springside Properties.

     Our acquisition of the Springside Properties represents a first step by the Company towards acquiring other producing and non-producing natural gas properties from Voyager, all of which are located on the fairway of the Barnett Shale play in the North Texas Fort Worth Basin (the “Barnett Shale Properties”). As we previously announced, we intend to acquire the Barnett Shale Properties in a series of closings. Subject to the satisfaction of various conditions, the next closing, consisting of Barnett Shale Properties valued at least $25,000,000, is scheduled to occur on or before December 15, 2005. For a complete description of our pending Voyager acquisition, reference is made to our Report on Form 8-K, previously filed with the Commission on November 4, 2005.

     Our acquisition of the Springside Properties was financed, and our pending acquisition of the Barnett Shale Properties will be financed, through a Credit Agreement dated as of November 17, 2005 (the “Credit Agreement”), between the Company, Standard Bank Plc, as Administrative Agent and Lender (“Standard”) and Standard Americas Inc., as Collateral Agent. A copy of the Credit Agreement is filed as Exhibit 99.1 hereto. In accordance with the requirement of Standard, we also entered into a Swap Agreement (“Swap Agreement”) with Standard providing the notional volumes which are 65% to 70% of the reasonably anticipated projected production from Proved Developed Producing Reserves (as defined in the Credit agreement) for each month through the second anniversary of November 17, 2005 for each crude oil and natural gas, calculated separately; pursuant to the requirements of the Credit Agreement separate swap hedges need to be put in place by the Company at a number of specific times when the Proved Developed Producing Reserves are calculated and recalculated.

     In addition, we entered into a Term Loan Agreement dated as of November 17, 2005 (the “Term Loan Agreement”) with our parent company, Itera Holdings BV (“Itera”), a copy of which is filed as Exhibit 99.2 hereto. Amounts borrowed from Itera under the Term Loan Agreement are subordinated to all obligations under the Credit Agreement and the Swap Agreement and are evidenced by a convertible subordinated promissory note (the “Convertible Subordinated Note”) in the form filed as Exhibit 99.3 hereto.

     Capitalized terms used herein and not defined shall have the meanings ascribed them in the Credit Agreement.

     Subject to the satisfaction of a Borrowing Base formula, numerous conditions precedent and covenants, the Credit Agreement provides for a revolving credit Commitment of up to $50,000,000 with sub-limits of $13,000,000 and $16,000,000, respectively, for Term Loans. Unless earlier payment is required under the Credit Agreement, Revolving Loans must be paid on or before November 17, 2007 and Term Loans on or before May 17, 2008. A condition of the First Term Draw of up to $13,000,000, which under the terms of the Credit Agreement must be completed on or before December 15, 2005, is clear title to 90% of the Barnett Shale Properties being acquired in the First Tranche (approximately $25,000,000 in value). It is a further condition of the First Term Draw that Itera advance an additional $12,500,000 to the Company, which, so long as the conditions in the Credit Agreement are satisfied, it is obligated to lend the Company, and which will be evidenced by the Convertible Subordinated Note. The Second Term Draw, which may be requested on or before January 31, 2006 and may be up to $16,000,000, is conditioned, among other things, upon the placement of $18,000,000 million in additional equity, the additional convertible subordinated loan by Itera of the $4,500,000 balance of its $25,000,000 commitment under the Term Loan Agreement (which will also be evidenced by the Convertible Subordinated Note) and acquisition of additional Oil and Gas Properties.

     As security for all the Company’s obligations under the Credit Agreement and the Swap Agreement, we have granted Standard a security interest in and a first lien on, all of our assets including, without limitation, the Barnett Shale Properties that we acquire from Voyager. Our two subsidiaries, Vaquero Partners LLC (in which we presently hold an 85% interest) and Dune Operating Company (100% owned), have each guaranteed our obligations. Under the Credit Agreement, interest on Revolving Loans accrues at the LIBO Rate plus the Applicable Margin while interest on Term Loans accrues at a rate between 12% and 13% per annum. In connection with our purchase of the Springside Properties, on November 17, 2005 we drew down $6,000,000 as a Revolving Loan.

     Under the Term Loan Agreement, Itera has agreed to make available to us, up to $25,000,000 of subordinated debt. Effective November 17, 2005, prior promissory notes evidencing our $8,500,000 outstanding subordinated indebtedness to Itera were refinanced by a Convertible Subordinated Note. Loans made by Itera under the Term Loan Agreement accrue interest at a rate between 11.5% and 12.5% per annum. One half of accrued interest is payable in convertible notes having the same terms and conditions as the Convertible Subordinated Note and under the terms of the Credit Agreement must be so paid so long as any obligations under the Credit Agreement and the Swap Agreement remain unsatisfied. Pursuant to the Convertible Subordinated Note, Itera may elect to convert all or a portion of the outstanding principal amount plus accrued and unpaid interest (the “Conversion Amount”) due under the Convertible Subordinated Note, in increments of at least $100,000, into such number of shares of our common stock equal to the quotient of (x) the Conversion Amount divided by (y) the lesser of (i) $4.625 or (ii) 2.5 times the price per share of Common Stock (as defined in the Term Loan Agreement) sold by the Company in its first offering after November 17, 2005. The Company has received the opinion of an investment banking firm, stating that the terms of the Term Loan Agreement and Convertible Subordinated Note are fair, from a financial point of view, to the Company’s stockholders.

Item 9.01 Exhibits.

Exhibit No.	Description

99.1	Credit Agreement

99.2	Term Loan Agreement

99.3	Form of Convertible Subordinated Note

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUNE ENERGY, INC.

DATE:	November 21, 2005	By:	/s/ Alan Gaines

Alan Gaines
Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Credit Agreement

99.2	Term Loan Agreement

99.3	Form of Convertible Subordinated Note